UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2009, ASA OpCo Holdings, LLC (“Holdings”), ASA Albion, LLC, ASA Bloomingburg, LLC and ASA Linden, LLC (collectively, together with Holdings, the “Debtors”) and VeraSun Energy Corporation (“VeraSun” or the “Company”) entered into a Priming Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the several lenders from time to time parties thereto (collectively, the “Lenders”), First National Bank of Omaha, as collateral agent, and WestLB AG, New York Branch (“WestLB”), as administrative agent for the Lenders, lead arranger and sole lead bookrunner. The initial Lenders consist of WestLB and a subset of the other lenders under the Credit Agreement, dated February 6, 2006, by and among the Debtors, West LB, as administrative agent, and the lenders named therein. On February 5, 2009, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered a final order approving the financing pursuant to the DIP Credit Agreement (the “Final Order”).

The DIP Credit Agreement provides for a revolving credit facility available to the Debtors on a joint and several basis, with extensions of credit available, subject to specified conditions, in an aggregate amount of up to $20,000,000 (the “Commitment”), inclusive of amounts previously made available by certain of the Lenders pursuant to the $10,000,000 interim facility entered into with the Debtors on December 4, 2008, in the form of revolving loans (the “Loans”) and letters of credit. The conditions to borrowing of Loans under the Commitment include approval at specified intervals by Lenders entitled to vote and holding in excess of 50% of the Commitment (the “Required Lenders”) of a rolling cash flow forecast for the Debtors (the “Budget”). There can be no assurance that the Debtors will be able to meet the conditions to borrowing of Loans.

Subject to the terms and conditions of the DIP Credit Agreement, (1) the Lenders have agreed to make up to four Loans per month to the Debtors during the period from February 10, 2009 until the date that is one business day prior to the Loans’ maturity date under the DIP Credit Agreement and (2) WestLB, as issuing bank, has agreed to issue letters of credit not in excess of $10,000,000 at any time available or ten separate letters of credit at any time issued and outstanding. The issuance of letters of credit under the DIP Credit Agreement is subject to substantial restrictions and to a number of conditions, including consent of the Required Lenders. There can be no assurance that the Debtors will be able to meet the conditions to issuance of letters of credit.

The proceeds of the Loans (other than those resulting from a draw on a letter of credit) may be used solely in accordance with the Budget, subject to variances permitted under the DIP Credit Agreement.

Obligations under the DIP Credit Agreement and related documents constitute “superpriority” claims under title 11 of the United States Code (the “Bankruptcy Code”). The obligations are secured by a lien in favor of the Lenders on collateral constituting (i) substantially all of the Debtors’ assets and (ii) VeraSun’s membership interest in Holdings and rights related to VeraSun’s membership interest in Holdings.

The Loans mature on the earliest to occur of (a) April 30, 2009, (b) the closing date of any sale of any Debtor or all or substantially all of the assets of any Debtor pursuant to section 363 of the Bankruptcy Code in the chapter 11 cases of VeraSun and its subsidiaries (the “Cases”) that has been approved by an order of the Bankruptcy Court and (c) the effective date of a plan of reorganization in the Cases that has been confirmed by an order of the Bankruptcy Court.

Interest on Loans is payable periodically at an annual rate that is equal to either (a) 10.00% over the greater of a specified base rate and 4.00% or (b) 10.00% over the greater of adjusted one month LIBOR and 4.00%. The base rate is, for any day, the higher of (i) the federal funds effective rate plus 0.5% and (ii) WestLB’s publicly-announced prime rate.

Under the DIP Credit Agreement, fees payable by the Debtors consist of (1) 2.00% on the average daily amount by which the Commitment exceeds the sum of the outstanding amount of Loans plus the aggregate maximum amount available to beneficiaries for draw under the outstanding letters of credit, (2) a fronting fee in an amount equal to 1.00% of the aggregate maximum amount available to beneficiaries for draw under the applicable letter of credit, (3) a letter of credit availability fee in an amount equal to 4.00% of the aggregate maximum amount available to beneficiaries for draw under the applicable letter of credit, (4) a structuring fee in an amount equal to 0.5% of the Commitment, (5) an underwriting fee in an amount equal to 0.5% of the Commitment, (6) a facility fee in the amount of 2.00% of the Commitment and (7) a collateral agency fee of $5,000 per month.

Under the DIP Credit Agreement, the Debtors are subject to provisions regarding voluntary prepayments, mandatory prepayments upon certain events, affirmative and negative covenants, delivery of financial statements and the Budget at specified intervals, and other terms and conditions. The negative covenants under the DIP Credit Agreement include, among others, limitations on indebtedness, granting of liens, investments, issuance of guarantees, specified financial covenants, acquisitions and payment of dividends. VeraSun is a party to the DIP Credit Agreement as pledgor of its membership interest in Holdings and is subject to specified affirmative and negative covenants and other obligations under the DIP Credit Agreement in connection with its pledge.

Under the DIP Credit Agreement, the Administrative Agent or the Required Lenders may accelerate payments, terminate the lending commitments and/or require all outstanding letters of credit to be cash collateralized following specified events of default, including, among others, (1) the Debtors’ failure to pay any amount of principal of any Loan when the same become due and payable, to pay any interest on any Loan or any fee or other obligation or amount under the DIP Credit Agreement or any related document within three days after they become due and payable; (2) entry by the Bankruptcy Court of an order (a) reversing, staying or vacating the Final Order or the related interim order or (b) without the prior written consent of the Required Lenders, amending, supplementing or modifying the Final Order in any material respect; (3) failure by (a) the Debtors to comply with certain affirmative covenants relating to the use of proceeds, insurance and the Budget, the negative covenants and certain reporting requirements and (b) VeraSun to comply with its covenants, including covenants imposing limitations on liens, other filings, the sale of collateral and dispositions; (4) failure by any Debtor or VeraSun to comply with any other covenant or agreement under the DIP Credit Agreement or any related document, which failure is not remedied during the applicable cure period; (5) the occurrence of specified change-of-control events with respect to Holdings or VeraSun; (6) failure by any Debtor to obtain, renew, maintain or comply with in all material respects any necessary project approval (as defined in the DIP Credit Agreement), or any necessary project approval being revoked, canceled, terminated, withdrawn or otherwise ceasing to be in full force and effect, or any necessary project approval being modified without the consent of the Required Lenders in a manner that has, or would reasonably be expected to result in, a material adverse effect (as defined in the DIP Credit Agreement); (7) the dismissal of any Debtor’s Case or conversion of any Debtor’s Case to a case under chapter 7 of the Bankruptcy Code or the filing of a motion or pleading seeking the dismissal of any of the Cases; (8) the appointment in any Debtor’s Case of a trustee under chapter 7 or chapter 11 of the Bankruptcy Code or a responsible officer or an examiner with enlarged powers; (9) entry of an order by the Bankruptcy Court granting relief from the automatic stay of section 362 of the Bankruptcy Code to permit foreclosure on any of the collateral for the DIP Credit Agreement obligations having an aggregate value in excess of $1,000,000 or that could reasonably be expected to have an adverse impact on any of the Debtors’ businesses; (10) other specified developments in any Debtor’s Case; and (11) representations and warranties of any Debtor and VeraSun in documents relating to the DIP Credit Agreement proving to have been incorrect or misleading in any material respect.

Under the DIP Credit Agreement, the Debtors are required to have filed with the Bankruptcy Court, on or before February 6, 2009, motions for approval of a sale of all or substantially all of their assets in form and substance reasonably acceptable to the Required Lenders; to obtain an order from the Bankruptcy Court on or before February 23, 2009 approving bidding procedures for such sale in form and substance reasonably acceptable to the Required Lenders; to conduct an auction in accordance with those bidding procedures on or before March 31, 2009; to obtain an order of the Bankruptcy Court on or before April 7, 2009 approving the sale or sales of substantially all of the Debtors’ assets in form and substance reasonably acceptable to the Required Lenders; and to close such sale or sales on or before April 15, 2009.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Priming Superpriority Debtor-In-Possession Credit Agreement, dated as of February 10, 2009, by and among ASA OpCo Holdings, LLC, ASA Albion, LLC, ASA Bloomingburg, LLC, ASA Linden, LLC, ASA Holdings, Verasun Energy Corporation, each of the lenders from time to time party thereto, WestLB AG, New York Branch and First National Bank of Omaha

Additional information regarding the bankruptcy cases of the Company, the Debtors and other subsidiaries of the Company, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company (which term, unless otherwise specified or the context otherwise requires, refers in this paragraph to VeraSun Energy Corporation and its subsidiaries) to continue as a going concern; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to obtain a binding offer for the sale of its business or assets to a third party; the ability of the Company to consummate a sale of its business or its assets to a third party; the ability of the Company to continue to fund operations based upon future revenues and liquidity constraints set forth in existing debtor-in-possession financings and cash collateral orders; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; the ability of the Company to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; the Company’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of the Company’s hedging transactions and other risk mitigation strategies; risk of further potential long-lived asset impairment; operational disruptions at the Company’s facilities; the effects of vigorous competition and excess capacity in the industry in which the Company operates; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of new, emerging and competing technologies on the Company’s business; the possibility of one or more of the markets in which the Company competes being impacted by political, legal and regulatory changes or other external factors over which the Company has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; the Company’s ability to comply with various environmental, health, and safety laws and regulations; the success of the Company’s marketing and sales efforts; the Company’s reliance on key management personnel; the Company’s ability to secure additional financing; deficiencies in the Company’s internal control over financial reporting constituting a material weakness to be remediated; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission on November 19, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities and VeraSun Energy Corporation’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: February 17, 2009	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Priming Superpriority Debtor-In-Possession Credit Agreement, dated as of February 10, 2009, by and among ASA OpCo Holdings, LLC, ASA Albion, LLC, ASA Bloomingburg, LLC, ASA Linden, LLC, ASA Holdings, Verasun Energy Corporation, each of the lenders from time to time party thereto, WestLB AG, New York Branch and First National Bank of Omaha